UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

Structured Products Corp.

on behalf of

CorTS Trust for Unum Notes

(Exact name of registrant as specified in its charter)

Delaware	001-32078	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

The sole asset of CorTS Trust for Unum Notes (the “Trust”) is $27,778,000 principal amount of Unum Corporation (currently now known as Unum Group) 6.75% Notes due December 15, 2028 (the “Underlying Securities”). On March 17, 2008, the Trustee received a Notice of Pendency and Proposed Settlement of Class Action dated January 25, 2008 (the “Notice”) relating to publicly traded securities of the Unum Group, formerly known as Unum Provident Corporation, including the Underlying Securities. The Trust is a grantor trust for federal income tax purposes and each CorTS Certificateholder is treated as the beneficial owner of its pro rata share of the Underlying Securities. Accordingly, CorTS Certificateholders who purchased CorTS Certificates between March 30, 2000 and April 24, 2003 may be members of the class covered by the Notice. On March 18, 2008, the Trustee sent the notice regarding class action lawsuit attached hereto as Exhibit 1 to the CorTS Certificateholders.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

1.	Trustee’s Notice regarding Class Action Lawsuit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:     /s/ John W. Dickey
________________________________

Name:	John W. Dickey
Title:	Authorized Signatory

March 18, 2008

EXHIBIT INDEX

Exhibit		Pages
1	2. Trustee’s Notice regarding Class Action Lawsuit	5-6

Exhibit 1

Notice Regarding Class Action Lawsuit

To the Holders of:

CorTS Trust For Provident Financing Trust I CUSIP: 22080X203

CorTS Trust II For Provident Financing Trust I CUSIP: 22081B200

CorTS Trust III For Provident Financing Trust I CUSIP: 22081P209

CorTS Trust For Unum Notes CUSIP: 22082H206

Please forward this notice to all beneficial holders.

U.S. Bank Trust National Association serves as trustee (the “Trustee”) for the above-referenced Trusts formed pursuant to the terms of the Standard Terms for Trust Agreements dated as of December 15, 2000 as supplemented by the Series Trust Agreements named below, by and between Structured Products Corporation (the “Depositor”) and the U.S. Bank Trust National Association (the “Trustee”). The sole asset of each Trust is the underlying security named below (each an “Underlying Security” and collectively, the “Underlying Securities”).

Trust	Series Trust	Underlying Security	Underlying Securities per CorTS Certificate
CorTS Trust For Provident Financing Trust I	CorTS Supplement 2001-5, dated as of February 7, 2001	$60,000,000 aggregate principal amount of Provident Financing Trust I 7.405% Capital Securities due March 15, 2038	$28.696833
CorTS Trust II For Provident Financing Trust I	CorTS Supplement 2001-9, dated as of March 21, 2001	$96,861,000 aggregate principal amount of Provident Financing Trust I 7.405% Capital Securities due March 15, 2038	$27.683999
CorTS Trust III For Provident Financing Trust I	CorTS Supplement 2001-21, dated as of April 30, 2001	$28,600,000 aggregate principal amount of Provident Financing Trust I 7.405% Capital Securities due March 15, 2038	$27.346413
CorTS Trust For Unum Notes	CorTS Supplement 2002-10, dated as of July 26, 2002	$27,778,000 aggregate principal amount of Unum Corporation (currently now known as Unum Group) 6.75% Notes due December 15, 2028]	$27.777777

The Trustee has received a notice dated January 25, 2008 of the pendency and proposed settlement of class action litigation (the "Notice of Pendency and Proposed Settlement of Class Action") relating to publicly traded securities of the Unum Group, including the Underlying Securities. Each Trust is a grantor trust for federal income tax purposes and each CorTS Certificateholder is treated as the beneficial owner of its pro rata share of the Underlying Securities. Accordingly, CorTS Certificateholders who purchased CorTS Certificates between March 30, 2000 and April 24, 2003 may be members of the Class named in the class action litigation.

Unless otherwise defined herein, capitalized terms have the same meaning as in the Notice of Pendency and Proposed Settlement of Class Action. The Trustee will send copies of Notice of Pendency and Proposed Settlement of Class Action to any CorTS Certificates who so request. Holders may access the Notice of Pendency and Proposed Settlement of Class Action and more complete details regarding the litigation at www.gilardi.com. CorTS Certificateholders who wish to receive the benefit of and be bound by the terms of the proposed settlement may file a Proof of Claim and Release form identifying themselves as a beneficial holder of the pro-rata share of the underlying Securities held by the Trust which issued their CorTS Certificates with the Claims Administrator on or before June 6, 2008.

Unum Securities Litigation

Claims Administrator

c/o Gilardi & Co. LLC

P.O. Box 990

Corte Madera, CA 94976-0990

CorTS Certificateholders who do not wish to be included in the Class and do not wish to participate in the proposed settlement may request to be excluded by completing a request for exclusion as described in The Notice of Pendency and Proposed Settlement of Class Action and mailing it to the Claims Administrator no later than March 20, 2008. Please refer to The Notice of Pendency and Proposed Settlement of Class Action for more exact information. Do not send any Proof of Claim and Release Form or request for exclusion to the CorTS Trustee.

If you do not make a valid and timely request in writing to be excluded from the Class, you will be bound by any and all determinations or judgments in the Litigation in connection with the settlement entered into or approved by the Court, whether favorable or unfavorable to the Class, and you shall be deemed to have, and by operation of the Judgment shall have, fully released all of the Released Claims against the Released Persons, whether or not you submit a valid Proof of Claim and Release form.

You may do nothing at all. If you choose this option, you will not share in the proceeds of the settlement, but you will be bound by any judgment entered by the Court, and you shall be deemed to have, and by operation of the Judgment shall have, fully released all of the Released Claims against the Released Persons.

U.S. Bank Trust National Association	March 18, 2008

as Trustee